Exhibit 10.1



                                    AGREEMENT


          This Agreement (this "Agreement") is made and entered into as of August 11, 2004, by and between Secured Digital Applications, Inc., a Delaware corporation (the "Company"), and Laurus Master Fund, Inc. (the "Purchaser").

          This  Agreement  is  made  pursuant  to the  that  certain  Securities
Purchase Agreement, by and among the Purchaser, SDA America, Inc. (the "Subsidiary") and the Company relating to the purchase of the Series A Preferred Stock of subsidiary (the "Series A Preferred"); the Certificate of Designation of the Series A Preferred; the Securities Purchase Agreement, by and between the Purchaser and the Company relating to the issuance of the $500,000 Convertible Term Note (the "Convertible Note"); the Registration Rights Agreements related to the foregoing and the security and stock pledge agreements related to the foregoing, all dated as of May 28, 2004, whereby the Purchaser agreed to purchase and the Company and SDA America, Inc. agreed to sell (i) the Series A Preferred of SDA America, Inc. with an aggregate stated value of $6,500,000 and
(ii) the $500,000 Convertible Note, such documents referred to as the "Transaction Documents."

          The Company and Purchaser agree as follows:

          1. Company shall file an amended registration statement (the "Amended Registration Statement") registering an additional amount of shares of Common Stock of the Company which have become issuable to the Holder as a result of adjustments to each of the Fixed Conversion Price referred to in the Note and the Conversion Price referred to in the certificate of designations related to the Series A Preferred. Upon receipt by the Purchaser of notification from the Securities and Exchange Commission ("SEC")that the Amended Registration Statement has become effective, Purchaser shall in the event that the closing price of the Company's common stock is greater than $0.20 on the trading day immediately following such notification by the SEC and no event of default under the Transaction Documents exists (i) convert Series A Preferred in an aggregate stated value of $500,000 and (ii) upon delivery to the Purchaser of the shares so converted, cause $500,000 to be released from the restricted cash account maintained at North Fork Bank and related to the Series A Preferred. Company agrees that Purchaser may deduct from such released amount any accrued and unpaid dividends and fees related to such Series A Preferred so converted.

          2. Subsidiary shall promptly file the Amendment No. 1 to the Certificate of Designation, attached hereto as Exhibit A, with the Secretary of State of the State of Delaware and shall, simultaneous herewith, execute the amendments to the Registration Rights Agreement and Convertible Note attached as Exhibits B and C, respectively. Unless expressly modified by this Agreement or the documents referenced therein, all other terms and conditions of the Transaction Documents remain in full force and effect.

          3. Purchaser, Company and Subsidiary agree that any default that has occurred as a result of any non-payment of interest or dividends required by the Transaction Documents that exists prior to the effective date of this Agreement is hereby waived.

          IN WITNESS WHEREOF, each of the Company, the Parent and Laurus have caused this Amendment No. 1 to the Certificate of Designations to be signed in its name this 11th day of August, 2004.


                                           SECURED DIGITAL APPLICATIONS, INC.


                                           By:  /s/ Patrick Soon-Hock Lim
                                                -------------------------
                                                Name:  Patrick Soon-Hock Lim
                                                Title:  President


                                           SDA AMERICA, INC.


                                           By:  /s/ Patrick Soon-Hock Lim
                                                --------------------------
                                                Name:  Patrick Soon-Hock Lim
                                                Title:  President


                                           LAURUS MASTER FUND, LTD.


                                           By:  David Grin
                                           ----------------
                                           Name:  David Grin
                                           Title:  Fund Manager